Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is made and entered into as of May 29, 2020 (the “Effective Date”), by and among individuals set forth on the signature page hereto (each a “Seller” and collectively the “Sellers”) and NEXGEL, inc., a Delaware corporation with a principal address of 2150 Cabot Blvd. West, Suite B, Langhorne, Pennsylvania 19047 (“NexGel”).

BACKGROUND

A.       The Sellers in the aggregate own all of the outstanding Membership Interests of Sport Defense LLC, a Delaware limited liability company (the “Target”). All terms not otherwise defined herein shall have the meanings set forth in the Target’s Limited Liability Company Agreement.

B.       This Agreement contemplates a transaction in which NexGel will purchase from the Sellers, and the Sellers will sell to NexGel, all of the outstanding Membership Interests of the Target for the consideration set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Agreement To Sell And Purchase.

1.1              Sale and Purchase of Membership Interests. Subject to the terms and conditions hereof, each Seller hereby agrees to issue and sell to NexGel, and NexGel agrees to purchase from each Seller, all of the Membership Interests of Target for an aggregate purchase price of $375,000 payable through the issuance of an aggregate of 9,375,000 shares of NexGel’s Common Stock, par value $0.001 (the “Purchase Price Shares”).

1.2              Purchase Price Shares. The Purchase Price Shares shall be allocated to the Sellers on an individual basis as set forth on Exhibit A attached hereto and incorporated herein by reference. All of Purchase Price Shares shall be “restricted securities” as such term is defined by Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

1.

2.                  Representations And Warranties Of NexGeL.

NexGel hereby represents and warrants to each of the Sellers as of the Effective Date as follows:

2.1              Organization, Good Standing and Qualification. NexGel is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NexGel has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Purchase Price Shares and to carry out the provisions of this Agreement and to carry on its business as presently conducted. NexGel is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on NexGel or its business.

2.2              Authorization; Binding Obligations. All action on the part of NexGel, its officers and directors necessary for the authorization of this Agreement, the performance of all obligations of NexGel hereunder and the authorization, sale, issuance and delivery of the Purchase Price Shares pursuant hereto have been taken. The Agreement, when executed and delivered, will be a valid and binding obligation of NexGel enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) general principles of equity that restrict the availability of equitable remedies.

2.3              NexGel Bears Economic Risk. NexGel and its management has substantial experience in evaluating and investing in transactions of securities in companies similar to the Target so that it is capable of evaluating the merits and risks of its investment in the Target and has the capacity to protect its own interests. NexGel must bear the economic risk of this investment indefinitely unless the Membership Interests are registered pursuant to the Securities Act, or an exemption from registration is available.

2.4              Acquisition for Own Account. NexGel is acquiring the Membership Interests for its own account for investment only, and not with a view towards their distribution.

2.5              NexGel Can Protect Its Interest. NexGel represents that by reason of its, or of its management’s, business or financial experience, NexGel has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement

3.                  Representations And Warranties Of NexGel.

Each of the Sellers hereby represents and warrants to NexGel as of the Effective Date as set forth below as follows:

3.1              Organization, Good Standing and Qualification. The Target is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Target has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Target is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Target or its business

3.2              Capitalization. The Membership Interests held by the Sellers constitute all of the outstanding equity of the Target. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its equity. There are no outstanding or authorized equity appreciation, phantom equity, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the equity of the Target

2.

3.3              Seller Bears Economic Risk. Each Seller has substantial experience in evaluating and investing in transactions of securities in companies similar to NexGel so that it is capable of evaluating the merits and risks of its investment in NexGel and has the capacity to protect its own interests. Each Seller must bear the economic risk of this investment indefinitely unless the Purchase Price Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Each Seller understands that NexGel has no present intention of registering the Purchase Price Shares under the Securities Act.

3.4              Acquisition for Own Account. Each Seller is acquiring the Purchase Price Shares for her or his own account for investment only, and not with a view towards their distribution.

3.5              NexGel Can Protect Its Interest. Each Seller represents that by reason of its, or of its management’s, business or financial experience, he or she has the capacity to protect her or his own interests in connection with the transactions contemplated in this Agreement

3.6              Accredited Investor. Each Seller represents that he or she is an “accredited investor” within the meaning of Regulation D under the Securities Act.

4.                  Miscellaneous.

4.1              Governing Law. This Agreement shall for all purposes be construed and interpreted in accordance with the laws of the State of Delaware, without regard to any conflict of law rule or principle that would give effect to the laws of another jurisdiction. All parties hereto (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a federal or state court located in the City of New York in the State of New York; (ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding, including, without limitation, any objection based on the assertion that such venue is an inconvenient forum; and (iii) irrevocably submit to the jurisdiction of such federal or state courts in the City of New York in the State of New York in any such suit, action or proceeding. All parties hereto agree that the mailing of any processing any suit, action or proceeding in accordance with the notice provisions of this Agreement shall constitute personal service thereof.

4.2              Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the parties pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder solely as of the date of such certificate or instrument.

3.

4.3              Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Membership Interests from time to time.

4.4              Entire Agreement. This Agreement, the exhibits and schedules hereto, the Operating Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

4.5              Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

4.6              Amendment and Waiver. This Agreement may be amended or modified, and the obligations of the Sellers and the rights of the NexGel under the Agreement may be waived, only upon the written consent of the Sellers and NexGel.

4.7              Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) by personal delivery to the party to be notified, (b) by registered or certified mail, return receipt requested, postage prepaid, or (c) by nationally recognized overnight courier, specifying next day delivery. All notices shall be effective upon receipt or refusal. All communications shall be sent to the Sellers and to NexGel at the address set forth on the signature page or in the preamble of this Agreement or at such other address or electronic mail address as the Sellers or NexGel may designate by ten (10) days advance written notice to the other parties hereto.

4.8              Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

4.9              Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement (including without limitation to enforce any provision or right of a party in this Agreement), the prevailing party with respect to each claim in such dispute shall be entitled to recover from the losing party with respect to such claim all reasonable fees, costs and expenses with respect to each claim for which a party is the prevailing party (including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all reasonable fees, costs and expenses of appeals), but only to the extent such prevailing party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

4.10          Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.11          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

4.

IN WITNESS WHEREOF, the parties hereto have executed the Membership Interest Purchase Agreement as of the date set forth in the first paragraph hereof.

NEXGEL, INC.

By:	/s/ Adam Levy
Name: Adam Levy
Its: Chief Executive Officer

SPORT DEFENSE LLC MEMBERS:

/s/ Richard Myers
Signature of Richard Myers
1991 Wellspring Lane
Malvern, Pennsylvania 19355

/s/ Erin Langan
Signature of Erin Langan
1991 Wellspring Lane
Malvern, Pennsylvania 19355

/s/ William Odenthal
Signature of William Odenthal
1760 Deer Run Road
Bethlehem, Pennsylvania 18015

/s/ Adam Levy
Signature of Adam Levy
2 Avenue of Two Rivers South
Rumson, New Jersey 07760

/s/ Nachum Stein
Signature of Nachum Stein
605 Third Avenue, 9th Floor
New York, New York 10158

Exhibit A

PURCHASE PRICE SHARE ALLOCATION

Name	Number of NexGel’s Shares of Common Stock

Nachum Stein	3,187,500

Richard Myers	1,546,875

Erin Langan	1,546,875

William Odenthal	1,546,875

Adam Levy	1,546,875

Total	9,375,000